Aircraft Lease Portfolio Securitization
96-1 Pass Through Trust

Statement To Certificateholders

DISTRIBUTIONS IN DOLLARS
		PRIOR							CURRENT
	ORIGINAL	PRINCIPAL					REALIZED	ACCRETED	PRINCIPAL
CLASS	FACE VALUE	BALANCE	INTEREST	PRINCIPAL	PREMIUM	TOTAL	LOSSES	INTEREST	BALANCE

A	25,000,000.00	7,756,157.59	21,255.64	52,096.51	0.00	73,352.15	0.00	0.00	7,704,061.08
A	60,000,000.00	18,614,778.05	51,013.54	125,031.63	0.00	176,045.17	0.00	0.00	18,489,746.42
A	160,673,000.00	49,848,204.03	136,608.31	334,820.12	0.00	471,428.43	0.00	0.00	49,513,383.91
B	56,868,750.00	40,063,750.00	129,803.77	0.00	0.00	129,803.77	0.00	0.00	40,063,750.00
B	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	50,044,500.00	39,559,903.71	141,797.53	0.00	0.00	141,797.53	0.00	0.00	39,559,903.71
D	40,945,500.00	34,022,700.00	0.00	0.00	0.00	0.00	0.00	0.00	34,022,700.00
E-1	82,918,250.00	82,918,250.00	0.00	0.00	0.00	0.00	0.00	0.00	82,918,250.00
E-2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TOTALS	476,450,000.00	272,783,743.38	480,478.79	511,948.26	0.00	992,427.05	0.00	0.00	272,271,795.12

FACTOR INFORMATION PER $1000 OF ORIGINAL FACE								PASS-THRU RATES
		PRIOR					CURRENT
		PRINCIPAL					PRINCIPAL
CLASS	CUSIP	BALANCE	INTEREST	PRINCIPAL	PREMIUM	TOTAL	BALANCE	* CURRENT	NEXT

A	02109PAA8	310.246304	0.850226	2.083860	0.000000	2.934086	308.162443	3.682500%	3.682500%
A	U02029AA1	310.246301	0.850226	2.083861	0.000000	2.934086	308.162440	3.682500%	3.682500%
A	02109PAE0	310.246302	0.850226	2.083861	0.000000	2.934086	308.162441	3.682500%	3.682500%
B	0219PAF7	704.494999	2.282515	0.000000	0.000000	2.282515	704.494999	4.262500%	4.262500%
B	U02029AB9	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000	4.262500%	4.262500%
C	02109PAG5	790.494534	2.833429	0.000000	0.000000	2.833429	790.494534	4.662500%	4.662500%
D	02109PAH3	830.926475	0.000000	0.000000	0.000000	0.000000	830.926475	13.750000%	13.750000%
E-1	AL9601108	1,000.000000	0.000000	0.000000	0.000000	0.000000	1,000.000000	10.000000%	10.000000%
E-2	AL9601109	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000	10.000000%	10.000000%

SELLER:		N/A					ADMINISTRATOR:	Michele Voon
SERVICER:		Babcock & Brown Limited						Deutsche Bank
LEAD UNDERWRITER:		Lehman Brothers						4 Albany Street
RECORD DATE:		March 31, 2005						New York, NY 10006
DISTRIBUTION DATE:		April 15, 2005					FACTOR INFORMATION:	(800) 735-7777
								© COPYRIGHT 2005 Deutsche Bank

Aircraft Lease Portfolio Securitization
96-1 Pass Through Trust

Statement To Certificateholders

ISSUE / COLLATERAL DETAIL REPORT
Distribution Date:	15-Apr-05

1. COLLATERAL SUMMARY:

1.1. DUE PERIOD	01-Mar-2005 to 31-Mar-2005

	1.2. ADDITIONAL REPORTED ITEMS

	Initial Appraised Value of all Aircraft	.........................................................		320,510,000.00

	Aircraft Book Value	.........................................................		235,321,179.17

	Rentals, Interest and Other Payments in Arrears	.........................................................		545,818.00

	Is there an existing Event of Default?	.........................................................		YES	*

	Number of Registration Defaults	.........................................................		0.00

	Has an Enforcement Notice been Issued?	.........................................................		NO

	WFC Aircraft Sale Date	.........................................................		n/a

	WFC Aircraft Payment Default Date	.........................................................		n/a

2. SUMMARY OF AVAILABLE FUNDS

2.1. COLLECTIONS
	Interim deposits, withdrawals and transfers
	Rents, Interest, Deferred Debt & Other Lessee Payments		1,462,250.90

	Swap Receipts		0.00

	Collections applied to excess aircraft Maintenance Expenses		0.00

	Interim withdrawal of Defaulted Rent from the Lease Maintenance
	Reserve Account or the Lease Security Deposit Account		0.00

	Transfer of Maintenance Reserve Receipts to Lessee Funded Account		0.00

	Transfer of Security Deposit Receipts to Lessee Funded Account		0.00

	Proceeds from sale or other disposition of any Aircraft, Engine or other asset		0.00

	Remaining Aircraft Purchase Account funds after Aircraft Sale Date		0.00
		Sub Total:		1,462,250.90

	Payment Date deposits and transfers
	Investment Earnings:
	Collections Sub Account	52,616.67
	Expense Account	22.50
	Aircraft Purchase Account	0.00
	Class D Note Interest Reserve Account	0.00
	Contingency Reserve Account	3,004.76
	Maintenance Reserve Account	0.00
	Security Deposit Account	0.00
	Total Investment earnings for all accounts		55,643.93

	Investment Earnings retained within Maintenance Reserve Account	0.00
	Investment Earnings retained within Security Deposit Reserve Account	0.00
			0.00
		Sub Total:		1,517,894.83
* The company had insufficient funds to pay all of the interest due to the holders of the Class D Notes. The arrears owed to Class D Noteholders for the Due Period are $10,396,274.16 See Item 1.2 "Interest Amounts-Unpaid Balance D Note" below for total overdue interest owed to holders of Class D Notes.
					© COPYRIGHT 2005 Deutsche Bank

Distribution Date:	15-Feb-05

2. SUMMARY OF AVAILABLE FUNDS (cont.)

	2.1. COLLECTIONS (cont.)
	After Enforcement Notice or Disposition of Last Aircraft Lessee Funded Account Transfers	0.00

	After Enforcement Notice, Aircraft Purchase Acct. funds	0.00

	Remaining amounts in the Aircraft Purchase Account transferred due to
	WFC Aircraft Delivery Termination Date or WFC Aircraft Payment Default Date	0.00
	Sub Total:		1,517,894.83

	Other Miscellaneous amounts
	For any aircraft which has undergone a total loss or for which the lease
	has been sold, conveyed or transferred:
	Available Maintenance Reserves Amount	0.00
	Available Security Deposit Amount	0.00

	Miscellaneous Other Proceeds	0.00
	Available Collections transferred to the Transaction Account:		1,517,894.83

	Reserve Account transfers
	Maintenance Reserve Amount withdrawals from the Collection Sub-Account	0.00
	Liquidity Reserve Amount withdrawals from the Collection Sub-Account	0.00
	Amounts withdrawn from the Class D Interest Reserve Sub-Account	0.00
	Amounts withdrawn from the Contingency Reserve Sub-Account	0.00
	Total Amounts transferred to the Transaction Account:		1,517,894.83

2.2. PAYMENTS FROM TRANSACTION ACCOUNT

	* Required Expense Amount plus Additional Company Expenses, Fees and Taxes	525,467.78
	Amounts transferred to the Collection Account for Maintenance Reserve Amount	0.00
	Swap Payments due to Swap Provider	0.00
	Amounts transferred to the Collection Account for Liquidity Reserve Amount	0.00
	Amounts transferred to the Class D Note Interest Reserve Account	0.00
	Aggregate Swap Breakage Costs	0.00
	Current plus prior unpaid Annual Dividends	0.00
	Deposit to the Lessee Funded Account for funds previously transferred from the Lessee
	Funded Account according to Clause 7.07(a)(iv) of the Deed of Charge.	0.00
			525,467.78

	Payments to Noteholders		992,427.05
	Total payments from the Transaction Account:		1,517,894.83

	* Monthly withdrawal from Collection Account for Carotene Account	12,993.48

				© COPYRIGHT 2005 Deutsche Bank

Aircraft Lease Portfolio Securitization
96-1 Pass Through Trust

Statement To Certificateholders

CERTIFICATE PAYMENTS DETAIL REPORT
Distribution Date:	15-Apr-05

1. PAYMENT CALCULATIONS SUMMARY:

	1.1. INDICES
	Current LIBOR Index Rate						2.8125%
	Next LIBOR Index Rate						2.9375%

	1.2. INTEREST AMOUNTS
		CLASS	ACCRUED and UNPAID INTEREST AMOUNTS
			Note	Other (1)	Total
		A Note	208,877.49	1,269,541.40	1,478,418.89
		B Note	129,803.77	576,112.42	705,916.19
		C Note	141,797.53	557,361.24	699,158.77
		D Note	10,396,274.16	2,049,822.01	12,446,096.17
		E Note	59,615,579.11	0.00	59,615,579.11
			70,492,332.06	4,452,837.07	74,945,169.13

		CLASS	UNPAID BALANCE
			Note	Other (1)	Total
		A Note	0.00	1,269,541.40	1,269,541.40
		B Note	0.00	576,112.42	576,112.42
		C Note	0.00	557,361.24	557,361.24
		D Note	10,396,274.16	2,049,822.01	12,446,096.17
		E Note	59,615,579.11	0.00	59,615,579.11
			70,011,853.27	4,452,837.07	74,464,690.34

	Notes:	(1) 'Other' includes Step-Up, Default and Additional Interest.

	1.3. PRINCIPAL AMOUNTS
		CLASS	Target	Target	Additional	Target Amount
			Balance	Amount	Principal	Shortfall
		A Note	(0.00)	76,219,139.67	0.00	75,707,191.41
		B Note	40,063,750.00	0.00	0.00	0.00
		C Note	35,256,100.00	4,303,803.71	0.00	4,303,803.71
		D Note	28,845,900.00	5,176,800.00	0.00	5,176,800.00
				85,699,743.38	0.00	85,187,795.12

	1.4. OTHER AMOUNTS
	a) Class D Note Unpaid Makewhole Premium Amount					0.00

	b) Class E Contingent Interest Amount					0.00

	c) Unpaid Annual Dividends Balance					0.00

								© COPYRIGHT 2005 Deutsche Bank

Aircraft Lease Portfolio Securitization
96-1 Pass Through Trust

Statement To Certificateholders

ADDITIONAL ITEMS REPORT
Distribution Date:	15-Apr-05

1. ACCOUNT ACTIVITY SUMMARY:
Note: Amounts reflect activity which has occurred during the relevant Due Period, as well as transfers resulting from the current Payment Date.

Name			Prior Balance	Deposits	Withdrawals	Adjustments	Balance
COLLECTION ACCOUNT
Collections Sub-Account			22,191,000.00	1,517,894.83	1,517,894.83	0.00	22,191,000.00
Expense Sub-Account			0.00	512,496.80	512,496.80	0.00	0.00
Aircraft Purchase Sub-Account			0.00	0.00	0.00	0.00	0.00
Class D Note Interest Reserve Sub-Account			0.00	0.00	0.00	0.00	0.00
Contingency Reserve Sub-Account			1,400,000.00	3,004.76	3,004.76	0.00	1,400,000.00
		TOTALS:	23,591,000.00	2,033,396.39	2,033,396.39	0.00	23,591,000.00

LESSEE FUNDED ACCOUNT
Segregated Maintenance Reserve Sub-Account			0.00	0.00	0.00	0.00	0.00
Segregated Security Deposit Sub-Account			0.00	0.00	0.00	0.00	0.00
		TOTALS:	0.00	0.00	0.00	0.00	0.00

Liquidity Reserve Amount						22,191,000.00
Amounts held in respect of the Liquidity Reserve Amount within the Collection Account						22,191,000.00
Surplus/(Shortfall)						0.00

2. MISCELLANEOUS:

2.1. AIRCRAFT DETAILS

Aircraft	Aircraft	Avg. Appraised	Date	Aircraft	Event	Event	Sale / Insurance
Lessee	Serial Number	Value (1)	Appraised	Book Value	Date	Description (2)	Proceeds
N/A	127	0.00	n/a	0.00	8/2/1999	S	5,525,217.00
N/A	283	0.00	n/a	0.00	12/20/2002	S	20,757,041.00
N/A	11287	0.00	n/a	0.00	7/2/1999	S	12,646,518.00
N/A	22381	0.00	n/a	0.00	7/24/1997	S	35,000,000.00
Batavia Air	23869	13,860,000.00	30-Jun-2004	17,129,191.11			-
Travel Service	23870	14,540,000.00	30-Jun-2004	17,632,302.78			-
Transaero Airlines	24519	14,990,000.00	30-Jun-2004	18,284,976.11			-
China Southern	24898	13,340,000.00	30-Jun-2004	16,049,932.50			-
N/A	24914	0.00	n/a	0.00	10/1/2002	S	11,577,067.00
Air Canada	24952	37,680,000.00	30-Jun-2004	50,000,295.00			-
Air Canada	25000	37,170,000.00	30-Jun-2004	50,051,902.50			-
Air 2000(First Choice Airways)	25054	23,630,000.00	30-Jun-2004	32,357,902.50			-
Meridiana	49785	10,510,000.00	30-Jun-2004	16,852,480.00			-
Allegiant Air	49786	10,900,000.00	30-Jun-2004	16,962,196.67			-
		176,620,000.00		235,321,179.17			85,505,843.00

Notes:	(1) Appraised Values have been provided by: Avitas Inc., Aircraft Information Services Inc. and BK Associates Inc.
	(2) Event Description Key: S = sold, L = loss and PDE = Premium Disposition Event.

2.2. AMENDMENTS TO THE LIST OF NON-ACCEPTABLE COUNTRIES
	None

								© COPYRIGHT 2005 Deutsche Bank